CERTIFICATE OF INCORPORATION

                                       OF

                             CDW HOLDING CORPORATION

            FIRST: The name of the Corporation is CDW HOLDING CORPORATION;

            SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 shares, consisting of 5,000,000 shares of Class A Common Stock, par value $.01 per share (herein called "Class A Common Stock"), 5,000,000 shares of Class B Common Stock, par value $.01 per share (herein called "Class B Common Stock").

            (a) Rights and Privileges of the Common Stock

            As used herein, the term "Common Stock" shall include the Class A Common Stock and the Class B Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            1. VOTING RIGHTS.

            Except as otherwise required by law or as otherwise provided herein, on all matters submitted to the Corporation's stockholders, (i) the holders of Class A Common Stock will be entitled to one vote per share and (ii) the holders of Class B Common Stock will have no right to vote.

            2. DIVIDENDS.

            When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

            3. CONVERSION AND EXCHANGE.

            3A. Conversion of Class B Common Stock. Each record holder of Class B Common Stock is entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock, provided that no holder of Class B Common Stock is entitled to convert any share or shares of Class B Common Stock to the extent that, as a result of such conversion, such holder or its Affiliates would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates.

            3B. Exchange of Class A Common Stock. Each record holder of Class
A Common Stock is entitled to exchange any or all of the shares of such holder's Class A Common Stock for the same number of shares of Class B Common Stock, provided that no holder of Class A Common Stock is entitled to exchange any share or shares of Class A Common Stock unless such holder or its Affiliates would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates if such shares were not exchanged.

            3C. Certain Conversion and Exchange Procedures. (i) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock and each exchange of shares of Class A Common Stock for shares of Class B Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted or exchanged, as the case may be, at the principal office of the Corporation or the transfer agent designated by the Corporation, if any, at any time during normal business hours, together with a written notice by the holder of such shares stating either (A) the number of shares of Class B Common Stock that such holder desires to convert into Class A Common Stock and that upon such conversion such holder, together with its Affiliates, will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, order, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common Stock), or (B) the number of shares of Class A Common Stock that such holder desires to exchange for Class B Common Stock and that such exchange is required in order for such holder and its Affiliates to comply with applicable laws, regulations, orders, rules or other governmental requirements as contemplated by paragraph 3B (and such statement will obligate the Corporation to issue such Class B Common Stock). Such conversion or exchange will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of any such holder with respect to the converted Class B Common Stock or exchanged Class A Common Stock, as the case may be, will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock, as the case may be, are to be issued upon such conversion or exchange will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock, as the case may be, represented thereby.

            (ii) Promptly after such surrender and the receipt of the written notice referred to in subparagraph (i) above, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion or exchange and a certificate representing any Class A Common Stock or Class B Common Stock, as the case may be, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion or exchange but which was not converted or exchanged. The Corporation shall be entitled to rely upon any written notice delivered pursuant to subparagraph (i) above and such notice shall, in the absence of fraud, be binding and conclusive upon the Corporation.

            4. MISCELLANEOUS PROVISIONS APPLICABLE TO COMMON STOCK.

            4A. Transfers. The Corporation will not close its books against the transfer of Class B Common Stock or Class A Common Stock in any manner that would interfere with the timely conversion of Class B Common Stock or exchange of Class A Common Stock.

            4B. Subdivisions and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

            4C. Issuance Costs. The issuance of certificates for Class A
Common Stock upon conversion of Class B Common Stock or for Class B Common Stock upon exchange for Class A Common Stock will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion or exchange and the related issuance of Class A Common Stock or Class B Common Stock, as the case may be.

            5. DEFINITIONS.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding any other provision herein, the

Board of Directors shall in its good faith determine whether any party shall be deemed an "Affiliate" of any Person for purposes of this Certificate of Incorporation and such determination shall be binding and conclusive upon the Corporation.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            FIFTH: The name and mailing address of the incorporator is as follows:

            Euphemia B. Warren
            c/o Debevoise & Plimpton
            875 Third Avenue
            New York, New York 10022

            SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

            (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

            (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

            (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            (d) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            (e) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

            SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

            IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of September, 1993.


                                                  /s/ Euphemia B. Warren
                                                  ------------------------------
                                                      Euphemia B. Warren

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            BE IT REMEMBERED that on the 17th day of September, 1993, personally appeared before me, Peter Demos , a notary public for the State of New York, Eupheinia B. Warren, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged said Certificate of Incorporation to be their act and deed and that the facts therein stated are true.

            GIVEN under my hand and seal of office the day and year aforesaid.



                                    /s/ Peter Demos
                                    --------------------------------------------
                                    Notary Public


                                   PETER DEMOS
                        Notary Public. State of New York                  [SEAL]
                                   No. 4985115
                           Qualified In Orange County
                       My Commission Expires June 24, 1995

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CDW HOLDING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      CDW Holding Corporation (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

      FIRST: That the Board of Directors of the Corporation, by written consent in lieu of a meeting of its members in accordance with Section 141 (f) of the General Corporation Law, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

            1. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                  "First: The name of the Corporation is WESCO International,
            Inc."

            SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated May 28, 1998, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

            THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

            IN WITNESS WHEREOF, the undersigned, being the duly authorized President of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 28th day of May, 1998.


                                    /s/ Roy W. Haley
                                    --------------------------------------------
                                    Roy W. Haley
                                    President

                         Certificate of Amendment of the
             Certificate of Incorporation of CDW Holding Corporation

                            Under Section 242 of the
                        Delaware General Corporation Law

            CDW HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

            1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1993.

            2. The Certificate of Incorporation of the Corporation is hereby amended, as authorized by Section 242 of the General Corporation Law of the State of Delaware, to reduce the total number of shares of all classes of stock that the Corporation shall have authority to issue.

            3. To effect such amendment, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

                  "FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 4,000,000 shares, consisting of 2,000,000 shares of Class A Common Stock, par value $.0l per share (herein called "Class A Common Stock"), and 2,000,000 shares of Class B Common Stock, par value $.0l per share (herein called "Class B Common Stock")."


            4. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by vote of the majority of the Board of Directors and by written consent of the majority stockholder of the Corporation. Written notice of the authorization of the foregoing amendment by the majority stockholder has been given to all stockholders of the Corporation, as provided in Section 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Roy W. Haley, its President, and attested by Jeffrey B. Kramp, its Corporate Secretary, this 11th day of August, 1995.


                                             /s/ Roy W. Haley
                                             -----------------------------------
                                             Roy W. Haley, President

Attest:


/s/ Jeffrey B. Kramp
---------------------------------------
Jeffrey B. Kramp, Corporate Secretary